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                                                                    Exhibit 99.1


                   CONSENT ORDER IS ENTERED INTO BY NARA BANK

Los Angeles, February 26, 2002 -- Nara Bancorp, Inc., (Nasdaq NARA) and its wholly owned subsidiary, Nara Bank, N.A., announced today that Nara Bank and its board of directors negotiated and signed a Stipulation and Consent to the Issuance of a Consent Order (the "Consent Order") with the Comptroller of the Currency (the "OCC") pursuant to 12 U.S.C. 1818. Nara Bank, without admitting to any allegations, entered into the Consent Order in connection with alleged deficiencies relating to the lack of sufficient internal controls, procedures and inadequate compliance with the Bank Secrecy Act. Management is taking all necessary steps to comply with the Consent Order and the Bank Secrecy Act, including, but not limited to, the implementation of new IT systems and the expansion of the employee training program. Nara Bank and Nara Bancorp continue to be well-capitalized institutions. A copy of the Consent Order will be attached to a Current Report on Form 8-K to be filed by Nara Bancorp, Inc., with the Securities and Exchange Commission.

This press release may contain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward looking statements, including, but not limited to economic, competitive, governmental and technological factors affecting the Company's operations, markets, products, services, pricing. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements. Readers should carefully review the risk factors and the information that could materially affect the Company's financial results, described in other documents the Company files from time to time with the Securities and Exchange Commission, including its Form 10-Q for the quarter ended September 30, 2001 and Annual Report on Form 10-K for the fiscal year ended December 31, 2000, and particularly the discussion of business considerations and certain factors that may affect results of operations and stock price set forth therein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.